CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 20, 2007, relating to the financial statements and financial highlights which appears in the October 31, 2007 Annual Report to Shareholders of JPMorgan Asia Equity Fund, JPMorgan China Region Fund, JPMorgan Emerging Markets Equity Fund, JPMorgan India Fund, JPMorgan International Equity Fund, JPMorgan International Equity Index Fund, JPMorgan International Opportunities Fund, JPMorgan International Realty Fund, JPMorgan International Value Fund, JPMorgan Intrepid European Fund, JPMorgan Intrepid International Fund, JPMorgan Japan Fund, JPMorgan Latin America Fund and JPMorgan Russia Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights", “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

February 25, 2008